UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2006

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 11, 2006 the company and Cargill, Incorporated entered into a settlement agreement with National Starch and Chemical Investment Holding Corporation, Penford Australia Limited and Penford Holdings Pty pursuant to which the parties have asked that claims and counterclaims asserted in National Starch and Chemical Investment Holding Corporation, Penford Australia, Ltd. and Penford Holdings Pty v Cargill, Inc. and MGP Ingredients, Inc., Civil Action 04-1443, U.S. District Court, District of Delaware be dismissed with prejudice.  Cargill previously assumed the company’s defense in this matter and in connection with the settlement will reimbuse the company for all but an immaterial portion of its unreimbursed legal expenses.  In connection with the settlement, the company has granted National and certain of its affiliates a royalty bearing sublicense under its ‘946 patent and related technology to make high amylose maize starch and to sell it anywhere except in the United States.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued by the parties on September 15, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 15, 2006, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: September 15, 2006	By:	/s/ Brian Cahill
Brian Cahill
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated September 15, 2006, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.